Exhibit 10.1

PROMISSORY NOTE

$100,000
Tampa, Florida
March 1, 2009

FOR VALUE RECEIVED, Diatect International Corporation, a California corporation, having its principal place of business located at 875 Heber S. Industrial Parkway, Heber City, Utah 84032 (hereinafter referred to as "MAKER"), promises to PAY TO THE ORDER OF Kevin Amsler, a Florida resident located at 8787 Bay Colony Drive, Suite #402, Naples, Florida, 34108 (hereinafter referred to as "HOLDER") the principal sum of One Hundred Thousand Dollars ($100,000), together with interest at the rate of 15% per annum to be paid in lawful money of the United States of America which shall be legal tender in the payment of all debts and dues, private and public at the time of payment.

MATURITY DATE AND PAYMENT:

The entire principal balance plus accrued interest shall be due and payable on August 1, 2009, whichever occurs first (the “Maturity Date”).

All payments shall apply first to accrued interest, and the remainder, if any, to reduction of principal.  If any installment of principal or interest is not paid when due, or upon any default in the performance of any of the covenants or agreements of this Note, or of any instrument now or hereafter evidencing or securing this Note or the obligation represented hereby, the whole indebtedness (including principal and interest) remaining unpaid, shall, at the option of the Holder, become immediately due, payable and collectible.  Each maker, guarantor and endorser severally waives demand, protest and notice of maturity, non-payment or protest and all requirements necessary to hold each of them liable as makers and endorsers.

If this Note shall not be paid at maturity or according to the tenor thereof and strictly as above provided, it may be placed in the hands of any attorney at law for collection, and in that event, each party liable for the payment thereof, as Maker, Endorser, Guarantor or otherwise, hereby agrees to pay the holder hereof in addition to the sums above stated, a reasonable sum as an attorney's fee, which shall include attorney's fees at the trial level and on appeal, together with all reasonable costs incurred.  After maturity or default, this Note shall bear interest at the rate of eighteen (15%) percent per annum, further provided, however, that in no event shall such rate exceed the highest rate permissible under the applicable law.

Nothing herein contained, nor in any instrument or transaction related thereto, shall be construed or so operate as to require the Maker, or any person liable for the payment of the loan made pursuant to this Note, to pay interest in an amount or at a rate greater than the highest rate permissible under applicable law.  Should any interest or other charges paid by the Maker, or any parties liable for the payment of the loan made pursuant to this Note, result in the computation or earning of interest in excess of the highest rate permissible under applicable law, then any and all such excess shall be and the same is hereby waived by the holder hereof, and all such excess shall be automatically credited against and in reduction of the principal balance, and any portion of said excess which exceeds the principal balance shall be paid by the holder hereof to the Maker and any parties liable for the payment of the loan made pursuant to this Note, it being the intent of the parties hereto that under no circumstances shall the Maker, or any parties liable for the payment of the loan hereunder, be required to pay interest in excess of the highest rate permissible under applicable law.

Time shall be of the essence as to the Maker's obligations under this Note.

If any provision or portion of this Note is declared or found by a court of competent jurisdiction to be unenforceable or null and void, such provision or portion of this Note shall be deemed stricken and severed from this Note, and the remaining provisions and portions of this Note shall continue in full force and effect.

This Note may not be amended, extended, renewed, or modified, and no waiver of any provision of this Note shall be effective except by an instrument in writing executed by the Holder.  Any waiver of any provision of this Note shall be effective only in the specific instance and for the specific purpose for which given.

This Note is to be construed according to the applicable laws of the State of Florida and the United States of America.

THE MAKER AND THE HOLDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE.

Agreed, Accepted and Acknowledged,

This 1st day of March 2009

___________________________

___________________________

Kevin Amsler

___________________________

Robert Rudman
Chief Financial Officer
Diatect International Corporation